EXHIBIT 99.1

Jerrold J. Pellizzon	Phil Bourdillon/Gene Heller
Chief Financial Officer	Silverman Heller Associates
(714) 549-0421	(310) 208-2550

CERADYNE, INC. REPORTS SECOND QUARTER, SIX-MONTH
2010 FINANCIAL RESULTS

Costa Mesa, Calif.–July 27, 2010–Ceradyne, Inc. (Nasdaq: CRDN) reported financial results for the second quarter and six months ended June 30, 2010.

Sales for the second quarter 2010 were $100.4 million, compared with $95.3 million in the second quarter 2009. Net income for the second quarter 2010 increased to $6.6 million, or $0.26 per fully diluted share, compared to a net loss of $11.2 million, or $0.44 per basic share in the second quarter 2009. The net income for the second quarter 2010 included a pre-tax gain on auction rate securities of $0.9 million or an increase of approximately $0.03 to fully diluted earnings per share. The loss in the second quarter 2009 included special charges that had a negative impact by reducing earnings per share by approximately $0.48 for the second quarter. The special charges totaled $15.3 million during the second quarter which included a pre-tax $10.9 million restructuring charge for the closure of the Company's plant in Bazet, France and other severance expenses, a non-cash pre-tax impairment charge of $3.8 million to write down the value of goodwill of its Ceradyne Canada reporting unit to reflect the current industry and economic environment and accelerated depreciation of $0.6 million resulting from a revision of the estimated useful lives of certain assets.

Fully diluted average shares outstanding for the second quarter 2010 were 25,596,968 compared to 25,710,721 in the same period in 2009.

Taking into consideration the strong non-defense financial results in the first half of 2010 tempered by the continued uncertainty of body armor shipments in second half 2010, the Company increased its 2010 full year guidance to a range of $0.80 to $1.18 fully diluted earnings per share and a range of $400 million to $430 million in sales. The prior 2010 guidance was $0.65 to $1.05 earnings per share and $380 million to $430 million in sales.

Gross profit margin was 25.7% of net sales in the second quarter 2010 compared to 24.2% in the same period in 2009. The provision for income taxes was 18.2% in second quarter 2010, compared to a benefit for income taxes of 18.2% in the same period in 2009.

Sales for the six months ended June 30, 2010 were $210.5 million, compared with $195.0 million in the same period last year. Net income for the six months ended June 30, 2010 was $11.6 million, or $0.45 per fully diluted share, on 25.6 million shares, compared to a net loss of $10.5 million, or $0.41 per basic share, on 25.8  million shares in the prior year period. The loss included special charges that had a negative impact by reducing earnings per share by approximately $0.51 for the six months ended June 30, 2009. The special charges totaled $16.3 million during the six month period ending June 30, 2009 which included a pre-tax $11.8 million restructuring charge for the closure of its plant in Bazet, France and other severance expenses and a non-cash pre-tax impairment charge of $3.8 million to write down the value of goodwill of its Ceradyne Canada reporting unit to reflect the current industry and economic environment and accelerated depreciation of $0.6 million resulting from a revision of the estimated useful lives of certain assets.

Gross profit margin was 24.3% of net sales in the six months ended June 30, 2010 compared to 23.9% in the same period in 2009. The provision for income taxes was 20.5% in the six months ended June 30, 2010, compared to a provision for income taxes of 16.2% in the same period in 2009.

New orders for the three months ended June 30, 2010 were $87.6 million, compared to $79.5 million for the same period last year. For the six months ended June 30, 2010, new orders were $193.3 million, compared to $230.2 million for the comparable period last year.

Total backlog as of June 30, 2010 was $118.0 million, compared to total backlog at June 30, 2009 of $163.8 million.

Joel P. Moskowitz, Ceradyne president, chief executive officer and chairman of the board commented: “I am particularly pleased with the second quarter 2010 financial results reported above. The Company continues to successfully pursue its strategy of implementing a wider range of technical ceramic industrial products which is more than offsetting the decline in first half 2010 lightweight ceramic body armor inserts, which had been anticipated. We believe this trend will continue in the short run while the Company is discussing various substantive defense opportunities with the U.S. government. The chief military areas that are currently under discussions with Ceradyne include various lightweight ceramic body armor systems including improved areas of protection, next generation ballistic helmets, and future ceramic missile radomes.

“Of note, in Q2 2010 is the dramatic turnaround in the Company’s ESK Ceramics operation in Kempten, Germany. Most of the improvements in the ESK operation are due to cost reduction and the closing of the Bazet, France facility, coupled with increasing demand in ESK’s strong traditional industrial ceramic product lines.  Additionally, ESK continues to pursue its R&D efforts and, where appropriate, patent new ceramic products for oil and gas sand and proppant filtration, pharmaceutical micro reactors, refractory coatings for steel oxygen furnaces, and new, future applications in advanced state-of-the-art structural components for next generation lithium-ion batteries for the automobile industry.

“We continue to see well above average growth in the polycrystalline photovoltaic solar industry related to our high purity, large ceramic crucibles. Our new 218,000 square foot solar factory in Tianjin, China, is well underway with a tentative opening date of February 2011. This new China manufacturing facility will substantially increase Ceradyne solar capacity and become the Chinese corporate and sales office for Ceradyne U.S.A., as well as its non-American operations.

“The recent $8.3 million order from the French nuclear power plant utility (Electricité de France, EDF) for Ceradyne Boron Products’ boron-ten (B10) nuclear absorbing isotope is anticipated to be an order in a series of procurements, not only in France but also the U.S., China, Japan and other countries. We view the proprietary nuclear waste containment and other nuclear chemicals produced in our Quapaw, Oklahoma plant as a future core Ceradyne alternative energy product line.

“The Q2 2010 financial statements show continuing profitability and positive cash flow with over $270 million in cash, cash equivalents and short-term investments. This cash position is anticipated to be used for capex and plant expansion (e.g., Tianjin, China plant), acquisitions and share buyback (approximately $42 million remaining on original authorization).”

Conference Call and Webcast Information

Ceradyne will host a conference call today at 8:00 a.m. PDT (11:00 a.m. EDT) to review the financial results for the second quarter ended June 30, 2010. To participate in the teleconference, please call toll free 888-523-1225 (or 719-325-2117 for international callers) approximately 10 minutes prior to the above start time and provide Conference ID 4417760. Investors or other interested parties may listen to the teleconference live via the Internet at www.ceradyne.com or www.earnings.com. These web sites will also host an archive of the teleconference. A telephone playback will be available beginning at 11 a.m. PDT on July 27 through 11 a.m. PDT on July 31, 2010. The playback can be accessed by calling 888-203-1112 (or 719-457-0820 for international callers) and providing Conference ID 4417760.

Information about Ceradyne, Inc.

Ceradyne develops, manufactures and markets advanced technical ceramic products and components for defense, industrial, automotive/diesel and commercial applications.

In many high performance applications, products made of advanced technical ceramics meet specifications that similar products made of metals, plastics or traditional ceramics cannot achieve. Advanced technical ceramics can withstand extremely high temperatures, combine hardness with light weight, are highly resistant to corrosion and wear, and often have excellent electrical capabilities, special electronic properties and low friction characteristics. Additional information can be found at the Company’s web site: www.ceradyne.com.

Except for the historical information contained herein, this press release contains forward-looking statements regarding future events and the future performance of Ceradyne that involve risks and uncertainties that could cause actual results to differ materially from those projected. Words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions are intended to identify forward-looking statements. These risks and uncertainties are described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and its quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date thereof.

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CERADYNE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
NET SALES	$100,415	$95,267	$210,453	$195,039
COST OF GOODS SOLD	74,570	72,203	159,242	148,388
Gross profit	25,845	23,064	51,211	46,651
OPERATING EXPENSES
Selling	6,718	6,978	12,573	13,885
General and administrative	8,914	10,475	16,956	20,197
Acquisition related credit	(31)	-	(119)	-
Research and development	3,174	3,272	6,118	6,650
Restructuring - plant closure and severance	-	10,904	7	11,843
Goodwill impairment	-	3,832	-	3,832
	18,775	35,461	35,535	56,407
INCOME (LOSS) FROM OPERATIONS	7,070	(12,397)	15,676	(9,756)

OTHER INCOME (EXPENSE):
Interest income	728	795	1,627	1,523
Interest expense	(1,609)	(1,864)	(3,195)	(3,949)
Gain on early extinguishment of debt	-	1,785	-	1,785
Loss on auction rate securities	949	(1,527)	(978)	(1,631)
Miscellaneous	881	(494)	1,410	(497)
	949	(1,305)	(1,136)	(2,769)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	8,019	(13,702)	14,540	(12,525)
PROVISION (BENEFIT) FOR INCOME TAXES	1,456	(2,492)	2,987	(2,023)
NET INCOME (LOSS)	$6,563	$(11,210)	$11,553	$(10,502)
BASIC INCOME (LOSS) PER SHARE	$0.26	$(0.44)	$0.45	$(0.41)
DILUTED INCOME (LOSS) PER SHARE	$0.26	$(0.44)	$0.45	$(0.41)
WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	25,431	25,711	25,421	25,766
DILUTED	25,597	25,711	25,576	25,766

CERADYNE, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	June 30, 2010	December 31, 2009
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$58,916	$122,154
Restricted cash	-	3,130
Short-term investments	212,294	117,666
Accounts receivable, net of allowances for doubtful accounts of $802 and $851 at June 30, 2010 and December 31, 2009, respectively	42,248	53,269
Other receivables	20,220	11,424
Inventories, net	80,070	100,976
Production tooling, net	11,261	12,006
Prepaid expenses and other	16,318	19,932
Deferred tax asset	12,076	13,796
TOTAL CURRENT ASSETS	453,403	454,353
PROPERTY, PLANT AND EQUIPMENT, net	225,593	239,322
LONG TERM INVESTMENTS	15,746	20,019
INTANGIBLE ASSETS, net	85,532	89,409
GOODWILL	42,421	43,880
OTHER ASSETS	2,346	2,721
TOTAL ASSETS	$825,041	$849,704
CURRENT LIABILITIES
Accounts payable	$20,065	$24,683
Accrued expenses	20,248	23,463
TOTAL CURRENT LIABILITIES	40,313	48,146
LONG-TERM DEBT	83,833	82,163
EMPLOYEE BENEFITS	19,188	21,769
OTHER LONG TERM LIABILITY	38,652	39,561
DEFERRED TAX LIABILITY	8,429	8,348
TOTAL LIABILITIES	190,415	199,987

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, $0.01 par value, 100,000,000 authorized, 25,357,047 and 25,401,005 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	254	254
Additional paid-in capital	156,847	157,679
Retained earnings	481,809	470,256
Accumulated other comprehensive income (loss)	(4,284)	21,528
TOTAL SHAREHOLDERS’ EQUITY	634,626	649,717
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$825,041	$849,704

CERADYNE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
	Six Months Ended June 30,
	2010	2009
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$11,553	$(10,502)
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
Depreciation and amortization	18,237	19,359
Non cash interest expense on convertible debt	1,670	1,981
(Gain) on early extinguishment of debt	-	(1,785)
Payments of accreted interest on repurchased convertible debt	-	(2,576)
Deferred income taxes	644	(2,457)
Stock compensation	1,969	1,777
Loss on marketable securities	978	1,631
Goodwill impairment	-	3,832
Loss on equipment disposal	104	174
Change in operating assets and liabilities (net of effect of businesses acquired):
Accounts receivable, net	9,069	(3,187)
Other receivables	(9,261)	758
Inventories, net	16,340	4,024
Production tooling, net	598	1,224
Prepaid expenses and other assets	3,219	(315)
Accounts payable and accrued expenses	(4,667)	8,655
Income taxes payable	49	(219)
Other long term liability	(906)	693
Employee benefits	292	670
NET CASH PROVIDED BY OPERATING ACTIVITES	49,888	23,737

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(19,172)	(12,331)
Changes in restricted cash	3,130	-
Purchases of marketable securities	(95,380)	(118,505)
Proceeds from sales and maturities of marketable securities	4,501	61,166
Cash paid for acquisitions	-	(9,655)
Proceeds from sale of equipment	406	72
NET CASH USED IN INVESTING ACTIVITIES	(106,515)	(79,253)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock due to exercise of options	36	9
Excess tax benefit due to exercise of stock options	7	7
Shares repurchased	(3,379)	(4,647)
Reduction on long term debt	-	(17,726)
NET CASH USED IN FINANCING ACTIVITIES	(3,336)	(22,357)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(3,275)	215
DECREASE IN CASH AND CASH EQUIVALENTS	(63,238)	(77,658)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	122,154	215,282
CASH AND CASH EQUIVALENTS, END OF PERIOD	$58,916	$137,624

CERADYNE, INC.
SEGMENT FINANCIAL INFORMATION
(Amounts in thousands)

The financial information for all segments is presented below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue from External Customers
Advanced Ceramic Operations	$39,054	$52,612	$90,883	$108,862
ESK Ceramics	30,961	24,079	62,709	47,665
Semicon Associates	2,321	1,944	4,580	4,020
Thermo Materials	23,513	15,313	43,360	31,524
Ceradyne Canada	1,039	5	1,372	318
Boron	6,401	7,403	12,587	13,452
Inter-segment elimination	(2,874)	(6,089)	(5,038)	(10,802)
Total	$100,415	$95,267	$210,453	$195,039

Depreciation and Amortization
Advanced Ceramic Operations	$2,314	$2,669	$4,662	$5,268
ESK Ceramics	2,894	3,949	6,259	7,087
Semicon Associates	82	93	166	186
Thermo Materials	1,690	903	3,036	2,251
Ceradyne Canada	342	331	683	641
Boron	1,674	1,949	3,431	3,926
Total	$8,996	$9,894	$18,237	$19,359

Segment Income (Loss) before Provision for Income Taxes
Advanced Ceramic Operations	$(647)	$4,844	$1,412	$9,091
ESK Ceramics	3,941	(15,690)	6,012	(20,079)
Semicon Associates	448	239	662	473
Thermo Materials	5,998	3,566	10,304	7,198
Ceradyne Canada	(545)	(4,842)	(1,431)	(5,611)
Boron	(972)	(1,899)	(2,192)	(3,652)
Inter-segment elimination	(204)	80	(227)	55
Total	$8,019	$(13,702)	$14,540	$(12,525)

Segment Assets
Advanced Ceramic Operations	$405,135	$386,754	$405,135	$386,754
ESK Ceramics	164,567	212,277	164,567	212,277
Semicon Associates	5,852	5,830	5,852	5,830
Thermo Materials	121,215	103,577	121,215	103,577
Ceradyne Canada	18,341	16,689	18,341	16,689
Boron	109,931	115,369	109,931	115,369
Total	$825,041	$840,496	$825,041	$840,496

Expenditures for Property, Plant & Equipment
Advanced Ceramic Operations	$1,838	$948	$3,150	$2,132
ESK Ceramics	380	1,500	836	2,924
Semicon Associates	253	24	441	75
Thermo Materials	9,290	1,924	12,678	6,717
Ceradyne Canada	74	63	120	163
Boron	518	161	1,947	320
Total	$12,353	$4,620	$19,172	$12,331

CERADYNE, INC.
MARKET APPLICATION INFORMATION
(Dollar amounts in thousands)

We categorize our products into four market applications. The tables below show the amount of our total sales of each market application and the percentage contribution in the different time periods.

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Defense	$33,772	$50,222	$79,506	$102,450
Industrial	55,387	36,259	107,368	75,240
Automotive/Diesel	8,258	5,649	17,687	11,169
Commercial	2,998	3,137	5,892	6.180
Total	$100,415	$95,267	$210,453	$195,039

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Defense	33.6%	52.7%	37.8%	52.5%
Industrial	55.2	38.1	51.0	38.6
Automotive/Diesel	8.2	5.9	8.4	5.7
Commercial	3.0	3.3	2.8	3.2
Total	100.0%	100.0%	100.0%	100.0%

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